Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Supplement to the Prospectus and to the use, in this initial Registration Statement for Transamerica Life Insurance Company Separate Account VL (File No. 811-04511) on Form S-6 under the Securities Act of 1933, of our reports: (1) dated March 28, 2008, with respect to the statutory-basis financial statements and schedules of Transamerica Occidental Life Insurance Company, (2) dated March 28, 2008, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, (3) dated August 5, 2008, with respect to the statutory-basis financial statements and schedules of Life Investors Insurance Company of America and (4) dated March 31, 2008, with respect to the financial statements of the subaccounts of Transamerica Occidental Life Insurance Company Separate Account VL (now known as Transamerica Life Insurance Company Separate Account
VL), which are available for investment by contract owners of the TransEquity II variable life policy, that are included in such initial Registration Statement.


                              /s/ Ernst & Young LLP
                                Des Moines, Iowa
                               September 26, 2008